UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 23, 2010

NFINANSE INC.
(Exact name of registrant specified in its charter)
Nevada	000-33389	65-1071956
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3923 Coconut Palm Drive, Suite 107, Tampa, Florida	33619
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone, including area code:	(813) 367-4400
Not applicable.
(Former name and former address, if changed since last report)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

□           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On January 4, 2010, the Board of Directors (the “Board”) of nFinanSe Inc. (the “Company”) approved the re-pricing (the “Re-Pricing Proposal”) of certain stock options held by certain officers to $0.50 per share.  The Re-Pricing Proposal will not be effective until approval is obtained from the Company’s stockholders.  The Company intends to include the Re-Pricing Proposal in its proxy statement for the Company’s next annual meeting.

Bruce E. Terker and Donald A. Harris are members of the Board.  Certain provisions contained in warrants to purchase common stock held by each of Mr. Terker and Mr. Harris (the “Warrants”) would preclude their ability to exercise the Warrants and vote the underlying shares of common stock in favor of the Re-Pricing Proposal, which proposal they approved as members of the Board.

As such, Mr. Terker and Mr. Harris each requested that the non-interested members of the Board approve amendments to the Warrants in order to (i) remove the provisions that restrict Mr. Terker from exercising the Warrants when, upon exercise, his beneficial ownership would exceed 9.99% of the then outstanding common stock of the Company (the “Blocker Provision”), and (ii) remove the provision in certain of the Warrants which prevent exercising such Warrants until the first anniversary of the issuance date (the “One Year Provision”).

The Board noted that the Blocker Provision was incorporated into the Warrants at Mr. Terker’s request.  The Board concluded that it was in the best interest of the Company to remove the Blocker Provision upon his request.

Regarding the One Year Provision, the Board noted that provision was included in the Warrants to restrict immediate exercise of the Warrant and sale of the underlying common stock.  As such, the Board approved the removal of the One Year Provision with the condition that the common stock received upon exercise would not be sold until the earlier of the first anniversary of the warrant issuance date or upon a Merger, a Sale of Assets, or a Change of Control (as such terms are defined in the Warrants).

The Amendments to eliminate the Blocker Provision and the One Year Provision were executed by each of Mr. Terker (and his affiliates including Argosy Capital Group III LP, Ballyshannon Family Partnership LP, Ballyshannon Partners LP, Odyssey Capital Group LP, Bruce E. Terker, Bruce Terker IRA and Cynthia Terker), Mr. Harris (and his affiliates including 5 Star Partnership and Donald A. Harris) and the Company on February 23, 2010.  The form of the Amendments are attached hereto as Exhibits 99.1 and 99.2 and are incorporated by reference into this Item 1.01.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1*
Form of Amendment No. 3 to Warrants (as executed by Mr. Terker (and his affiliates including Argosy Capital Group III LP, Ballyshannon Family Partnership LP, Ballyshannon Partners LP, Odyssey Capital Group LP, Bruce E. Terker, Bruce Terker IRA and Cynthia Terker))

99.2*	Form of Amendment No. 3 to Warrants (as executed by Mr. Harris (and his affiliates including 5 Star Partnership and Donald A. Harris))

* Note: The Forms of Amendment No. 3 to Warrants executed by Mr. Terker, Mr. Harris and their respective affiliates only materially differed from one another to the extent that the underlying Warrants being amended required removal of the Blocker Provision, the One Year Provision or both.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NFINANSE INC.

Date:	March 1, 2010	By:	/s/ JERRY R. WELCH
Name: Jerry R. Welch Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1*
Form of Amendment No. 3 to Warrants (as executed by Mr. Terker (and his affiliates including Argosy Capital Group III LP, Ballyshannon Family Partnership LP, Ballyshannon Partners LP, Odyssey Capital Group LP, Bruce E. Terker, Bruce Terker IRA and Cynthia Terker))

99.2*	Form of Amendment No. 3 to Warrants (as executed by Mr. Harris (and his affiliates including 5 Star Partnership and Donald A. Harris))

* Note: The Forms of Amendment No. 3 to Warrants executed by Mr. Terker, Mr. Harris and their respective affiliates only materially differed from one another to the extent that the underlying Warrants being amended required removal of the Blocker Provision, the One Year Provision or both.